UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ITT Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 Your Vote Counts!  You invested in ITT INC. and it’s time to vote!  You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the  availability of proxy material for the shareholder meeting to be held on May 10, 2023.  Get informed before you vote  View the 2022 Annual Report and the 2023 Notice and Proxy Statement online OR you can receive a free paper or email copy  of the material(s) by requesting prior to April 26, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.  Vote Virtually at the Meeting*  May 10, 2023  9:00 AM EDT  Virtually at: www.virtualshareholdermeeting.com/ITT2023  ITT INC.  2023 Annual Meeting  Vote by May 9, 2023 11:59 PM ET. For shares held in a Plan, vote by May 5, 2023 11:59 PM ET.  *Please check the meeting materials for any special requirements for meeting attendance.  Smartphone users  Point your camera here and vote without entering a control number  V1.1  For complete information and to vote, visit www.ProxyVote.com  Control #  D96817-P87108  ITT INC.  100 WASHINGTON BLVD.  6TH FLOOR STAMFORD, CT 06902 WWW.ITT.COM

 Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.  Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.  Voting Items  Board Recommends  D96818-P87108  Proposal 1  1. Election of Directors  Nominees:  1a. Donald DeFosset, Jr.  For  1b. Nicholas C. Fanandakis  For  1c. Richard P. Lavin  For  1d. Rebecca A. McDonald  For  1e. Timothy H. Powers  For  1f. Luca Savi  For  1g. Cheryl L. Shavers  For  1h. Sabrina Soussan  For  Proposal 2  2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2023 fiscal year  For  Proposal 3  3. Approval of a non-binding advisory vote on executive compensation  For  Proposal 4  4. Approval of a non-binding advisory vote on the frequency of future shareholder votes on executive compensation  1 Year  Proposal 5  5. Approval of adoption of the Company’s Employee Stock Purchase Plan  For  Proposal 6  6. A shareholder proposal regarding special shareholder meetings  Against